UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 6, 2009
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-32258 (Commission File Number)	20-0546644 (IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) At the 2009 annual meeting of shareholders of Reynolds American Inc. (“RAI”) held on May 6, 2009, RAI’s shareholders approved the Reynolds American Inc. 2009 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). RAI’s Board of Directors had previously approved and adopted the Omnibus Plan on February 3, 2009, subject to the approval of its shareholders at the 2009 annual meeting. Subject to adjustment as provided in the Omnibus Plan, the maximum number of shares of RAI common stock that may be issued under the Omnibus Plan is 19,000,000 shares.
     A more detailed description of the terms of the Omnibus Plan can be found in RAI’s definitive Proxy Statement on Schedule 14A, in the section of the Proxy Statement entitled “Item 2: Approval of the Reynolds American Inc. 2009 Omnibus Incentive Compensation Plan,” which was filed with the Securities and Exchange Commission on March 23, 2009, and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Omnibus Plan, which is filed as Appendix A to the Proxy Statement.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Number	Exhibit

10.1	Reynolds American Inc. 2009 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A of RAI’s definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 23, 2009).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: July 21, 2009

INDEX TO EXHIBITS

Number	Exhibit

10.1	Reynolds American Inc. 2009 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A of RAI’s definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 23, 2009).